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                                                                    EXHIBIT 10.1

                             As of November 14, 2001


U.S. Plastic Lumber Corporation
2300 Glades Road
Suite 440 West
Boca Raton, Florida 33431
Attention: John Poling

         Re:  Forbearance Agreement

Ladies/Gentlemen:

         Please refer to the Credit Agreement dated as of June 30, 2000 (the "CREDIT AGREEMENT") among U.S. Plastic Lumber Corporation (the "COMPANY"), various financial institutions (the "BANKS") and Bank of America, N.A., as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used but not defined herein have the respective meanings given thereto in the Credit Agreement.

         The Company has advised the Banks and the Administrative Agent that the Company (i) was not in compliance with Sections 10.6.2, 10.6.3 and 10.6.4 of the Credit Agreement for the Computation Period ended September 30, 2001, (ii) has not been in compliance with Section 10.6.1 of the Credit Agreement since September 30, 2001 (or earlier), (iii) will not be in compliance with Sections 10.6.2, 10.6.3, 10.6.4 and 10.6.7 of the Credit Agreement for the applicable periods ending December 31, 2001, (iv) has failed to make required payments of principal, of the additional amendment fee described in Section 6.9 of the Waiver and Second Amendment to Credit Agreement dated March 12, 2001, and of certain deferred interest, which payments were, in each case, due on September 30, 2001, (v) will not be able to make the principal payments due December 31, 2001 and (vi) is in default of Section 12.1.2 of the Credit Agreement (the "KNOWN DEFAULTS"). By its signature below, the Company acknowledges that so long as any Known Default (or any other Event of Default or any Unmatured Event of Default) continues, the Banks have no obligation to make Loans and the Issuing Bank has no obligation to issue Letters of Credit. The Company further acknowledges that the Administrative Agent and the Banks currently have all rights, powers and remedies, whether arising under any of the Loan Documents and/or applicable law, available to them during the existence of an Event of Default, including the right to accelerate the maturity of all Loans, to obtain cash collateral for Letters of Credit and/or to terminate the Commitments (all of the foregoing, the "RIGHTS AND REMEDIES").

         The Company has requested that the Administrative Agent and the Banks continue to forbear from exercising the Rights and Remedies for a limited period of time. The Administrative Agent and the Required Banks are willing to agree to such forbearance subject to the terms and conditions of this letter agreement. Accordingly, the Company, the Administrative Agent and the Required Banks agree as follows:


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         1. AVAILABILITY OF CREDIT EXTENSIONS. During the period (the
"FORBEARANCE PERIOD") from the date hereof to the date on which the Forbearance Period terminates pursuant to SECTION 4, (a) the Banks will continue to make Loans to, and the Issuing Bank will continue to issue Letters of Credit for the account of, the Company; and (b) the Administrative Agent and the Banks will not exercise the Rights and Remedies with respect to the Known Defaults.

         2. FORBEARANCE FEE. The Company agrees to pay the Administrative Agent for the benefit of the Banks a forbearance fee of $100,000 on the date on which the Forbearance Period terminates.

         3. EFFECTIVENESS. This letter agreement shall become effective on the date on which (a) the Administrative Agent shall have received counterparts hereof signed by the Company and the Required Banks and (b) the Company shall have paid all fees and charges of counsel to the Administrative Agent, to the extent at least 45 days prior to the signing hereof billed.

         4. TERMINATION OF FORBEARANCE PERIOD. The Forbearance Period shall terminate on (a) February 28, 2002 or (b) such earlier date specified by the Required Banks in a written notice to the Company at any time a Forbearance Default exists. Upon termination of the Forbearance Period, the forbearance set forth herein shall automatically terminate, all amounts referred to in CLAUSE
(IV) of the second paragraph of this letter shall become immediately due and payable, the obligation of the Administrative Agent and the Banks to forebear from the exercise of any of the Rights and Remedies shall immediately terminate, and the Administrative Agent and the Banks shall immediately be entitled (but not obligated) without any further action or notice to exercise any or all of the Rights and Remedies.

         5. FORBEARANCE DEFAULTS. Each of the following shall constitute a "FORBEARANCE DEFAULT":

                  (a) The Company shall fail to comply with or to perform any provision of this letter agreement.

                  (b) Any Event of Default, other than the Known Defaults, shall occur and be continuing.

                  (c) The Company shall fail to enter into a definitive agreement for the sale of certain assets on or prior to December 31, 2001, the Company shall fail to provide the Administrative Agent with current information regarding the status of its efforts to sell such assets upon receipt of any request from the Administrative Agent for such information, the prospective purchaser of such assets shall elect not to proceed with discussions regarding the sale of such assets or shall change the terms of its purchase proposal in a manner which is adverse to the Company, or, in the reasonable judgment of the Required Banks, either the Company is not making sufficient progress towards consummating a sale of such assets or such a sale is not likely to be available to the Company under then existing conditions (including, without limitation, current market conditions).

                  (d) The bonding capacity of the Company and its Subsidiaries shall terminate.




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         6. NO OTHER CHANGE TO THE LOAN DOCUMENTS; PRESERVATION OF RIGHTS.
Except to the extent expressly set forth herein, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, (b) this letter agreement shall not be deemed a waiver or modification by the Administrative Agent or any Bank of any term or provision of, or of any default under, the Credit Agreement or any other Loan Document, and (c) the Administrative Agent and the Banks hereby fully preserve all their rights, powers and remedies against the Company and each Guarantor. In addition, subject to the forbearance set forth in clause (b) of
Section 1, nothing contained herein shall be deemed to be a waiver or abandonment of any Event of Default (whether presently or subsequently existing, including, without limitation, any of the Known Defaults) or of any right, power or remedy available to the Administrative Agent or the Banks under the Loan Documents or applicable law, each of which rights, powers and remedies is hereby specifically and expressly reserved, including, without limitation, the right to seek judgment against the Company or any Guarantor, to foreclose any interest in any collateral in which the Administrative Agent has a security interest or other lien, or to take any other action permitted under the Loan Documents and/or applicable law.

         7. COUNTERPARTS. This letter agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement.

         8. EXPENSES. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent (including the reasonable fees and charge of counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this letter agreement.

         9. GOVERNING LAW. This letter agreement shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         10. REPRESENTATIONS. The Company hereby represents and warrants to the Administrative Agent and the Banks that the execution, delivery, and performance of this letter agreement is within the Company's powers, has been duly authorized, does not conflict with any of the Company's organizational documents, and does not conflict with any law, agreement or obligation by which the Company is bound.

         11. SUCCESSORS AND ASSIGNS. This letter agreement is binding upon the Company and its successors and assigns and shall inure to the benefit of the Administrative Agent, the Banks and their respective successors and assigns.

         12. HEADINGS. Headings used in this letter agreement are for convenience of reference only and shall not affect the construction of this letter agreement.

         13. WAIVER OF JURY TRIAL. THE PARTIES HEREBY CONFIRM THAT THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 14.16 OF THE CREDIT AGREEMENT IS APPLICABLE TO THIS LETTER AGREEMENT PURSUANT TO SUCH SECTION 14.16.




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         Please acknowledge the foregoing by signing a counterpart of this letter agreement and returning it to the Administrative Agent.

                           BANK OF AMERICA, N.A., as Administrative Agent


                           By:  /s/ KRISTINE D. HYDE
                              -------------------------------------------------
                                Title: VICE PRESIDENT


                           BANK OF AMERICA, N.A., as Issuing Bank, Swing Line Bank and a Bank

                           By:   /s/ THOMAS GZERWINSKI
                              -------------------------------------------------
                                Title: VICE PRESIDENT


                           LASALLE BANK NATIONAL ASSOCIATION


                           By:
                              -------------------------------------------------
                                Title:
                                      -----------------------------------------


                           UNION PLANTERS BANK


                           By:  /s/ EDWARD F. HOLDEN
                              -------------------------------------------------
                                Title: EXECUTIVE VICE PRESIDENT



ACKNOWLEDGED AND AGREED as of November 14, 2001:

U.S. PLASTIC LUMBER CORPORATION

By:   /s/ JOHN POLING
---------------------------------------
      Title: CHIEF FINANCIAL OFFICER



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